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                                                                     Exhibit 5.1


                           [LETTERHEAD OF COOLEY GODWARD]



January 29, 2002



THE TITAN CORPORATION
3033 Science Park Road
San Diego, CA 92121-1199



Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by THE TITAN CORPORATION, a Delaware corporation (the "Company"), of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission covering the registration of up to (i) 5,700,000 shares (the "Merger Shares") of common stock, $.01 par value, of the Company (the "Common Stock") to be issued in connection with the proposed merger of Thunderbird Acquisition Corp., a California corporation and wholly-owned subsidiary of the Company, with and into Jaycor, Inc., a California corporation ("Jaycor") (the "Merger") and
(ii) 4,646,423 of the Merger Shares to be offered for resale by one shareholder of Jaycor following the Merger.

In connection with this opinion, we have examined and relied upon the Registration Statement and the related Prospectus/Proxy Statement, the Company's Certificate of Incorporation, as amended, and Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Merger Shares, when sold and issued in accordance with the Registration Statement and the related Prospectus/Proxy Statement, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus/Proxy Statement included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

COOLEY GODWARD LLP


By: /s/ Barbara L. Borden
   -----------------------------
   Barbara L. Borden